SF Partnership, LLP

                                                           Chartered Accountants




August 16, 2004




To the Board of Directors of Friday Night Entertainment Corporation Suite 425, 5 Lime Street, King Street Wharf
Sydney, New South Wales
Australia

Gentlemen:

Re:  Consent of Independent Public Accountants
----------------------------------------------

We consent to the incorporation by reference in the prospectus of the Registration Statement on Form SB-2 being filed by Friday Night Entertainment Corporation, (the "Company") of our report, dated July 20, 2004, for the fiscal year ended December 31, 2003 and 2002 on our audit of the financial statements of Lunettes Et al, Inc.


Your very truly,



/s/ SF Partnership, LLP
-----------------------
SF Partnership, LLP
Chartered Accountants